Exhibit 32

CERTIFICATION

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Vitran Corporation Inc., that, to his knowledge, the Quarterly Report of Vitran Corporation Inc. on Form 10-Q for the period ended September 30, 2004, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Vitran Corporation Inc.

Date: October 20, 2004	By:	/s/ RICHARD E. GAETZ

Rick E. Gaetz
Chief Executive Officer

Date: October 20, 2004	By:	/s/ SEAN P. WASHCHUK

Sean P. Washchuk
Chief Financial Officer